                                                                    EXHIBIT 99.1


                         APERIAN ANNOUNCES RESTRUCTURING
                 FOLLOWING MERGER WITH FOURTHSTAGE TECHNOLOGIES


         AUSTIN, TX AND PHOENIX, AZ, APRIL 20, 2001 - Aperian, Inc. (NASDAQ:
APRN) today announced it is taking significant steps to restructure following its merger with Fourthstage Technologies (Fourthstage), the successful Phoenix-based managed services provider and product integrator. Aimed at growing top-line revenues, aggressively reducing costs and achieving profitability, the restructuring will result in changes to the company's customer base, workforce and board of directors composition.

   o     CUSTOMER BASE

         The company will focus primarily on providing large enterprise customers with products and technologies as well as managed and professional services. It will also develop and provide enterprise-level managed services offerings via its state of the art Network Operations Control Centers (NOCC). Formerly, Aperian concentrated primarily on providing small and medium-sized customers with Web hosting services.

         Kevin Craig, co-CEO of Aperian, called the shift in customer base and product focus "a necessary course correction." Fourthstage captured significant market share and has achieved success by delivering high-quality products, services and technologies to its enterprise base. The synergies of the two companies should provide customers with increased economies and expand our service offerings to our enterprise customers' demanding infrastructure requirements."

   o     WORKFORCE

         The company's workforce is being grouped into individual profit centers
- a proven organizational model already in use by Fourthstage. As a result of the across-the-board alignment into profit centers, the company will reduce its total workforce by 77 positions.

         Future hiring, which will follow realized revenue growth, will take place primarily in customer-focused profit centers such as Enterprise Solutions, Communications Solutions and Professional Services & Engineering.

         "The profit center model promotes profitability and accountability, which enables us to run a high-producing, streamlined organization to serve our nationwide customers," said Craig.

   o     BOARD OF DIRECTORS

         Also reduced was the size of the company's board of directors. Down from ten to seven members, the board now includes co-CEOs Robert Gibbs and Kevin Craig, COO Wayne Irwin and outside directors David Ghermezian, Davinder Sethi, Joe Tippens and Mark Weiss. Weis and Ghermezian are new to the board.

         "Mark and David bring tremendous depth to the board and each recognizes our need to focus on improving shareholder value," said Gibbs. "What's more, they are already aligned with the full board's commitment to immediately reducing costs, growing revenues and increasing market share."

         Mark Weiss has served as a director with Fourthstage since its founding and is a senior partner with Weiss & Moy, P.C., a law firm specializing in corporate and intellectual property law.

         Ghermezian has served on the Fourthstage's board of directors since December 1999. He is the senior vice president of Triple Five Investments, Ltd. a prominent real estate company that operates assets such as the West Edmonton Mall in Alberta, British Columbia. Ghermezian is responsible for all Triple Five real estate operations in the western United States. He serves on the board of several other investment and technology companies such as Seven Crowns Corporation and Peoples Trust, Ltd., a Vancouver-based financial institution. He is a member/partner of Selby Venture Partners LLC.

ABOUT THE COMBINED COMPANY

Aperian, Inc. (NASDAQ: APRN) is a managed services provider and product integrator. The company provides its customers with the latest innovations in architectures, infrastructures, professional services, applications and technology products. Armed with leading edge technologies from Sun Microsystems, Hewlett-Packard, Oracle, Veritas, EMC, Network Appliance, Storagetek and Cisco Systems, the company designs and implements high availability solutions. Complementing this strong enterprise integration business, the company is also a leading innovator and developer of patents in the use and implementation of next generation applications architectures and technologies.

                                       ###

The statements made by Aperian may be forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements. Aperian believes that its primary risk factors include, but are not limited to: the need for substantial financing requirements; the need for continued growth in the market for business-related Internet solutions; the need to develop effective internal processes and systems; the ability to attract and retain high quality employees; changes in the overall economy; changes in technology; the number and size of competitors in its markets; changes in the law and regulatory policy; and the mix of product and services offered in Aperian's target markets. Additional discussion of these and other factors affecting Aperian's business and prospects is contained in Aperian periodic filings with the Securities and Exchange Commission. Aperian, the Aperian logo, DOCC and Built for Broadband are trademarks of Aperian, Inc. Aperian disclaims any proprietary interest in the marks and names of others.

Media Contact:
Colleen Ryan
512.226.8699

Investor Contact:
Frank Milano
512.226.8664